Udemy Announces CEO Transition
Chairman and CEO Gregg Coccari to retire at end of February 2023
Udemy Business President Greg Brown promoted to CEO role and will join Board of Directors
Jeff Lieberman to be appointed Interim Chair of the Udemy Board of Directors
Company provides updated Q4 2022 outlook
Udemy to webcast fireside chat with leadership on Thursday, January 12

SAN FRANCISCO — January 9, 2023 — Udemy (Nasdaq: UDMY), a leading destination for learning and teaching online, today announced Gregg Coccari will retire from his position as Chief Executive Officer (CEO) and Chairman of the Board, effective February 28, 2023. Additionally, Greg Brown, President of Udemy Business, will succeed Coccari as CEO and join the Udemy Board of Directors and Stephanie Stapleton Sudbury, Senior Vice President of Customer Success for Udemy Business will be promoted to President of Udemy Business, effective March 1, 2023.

In conjunction with these transitions, Udemy’s Board will separate the Chair and CEO roles, further strengthening Udemy’s corporate governance. Udemy’s Lead Independent Director Jeff Lieberman will be appointed Interim Chairman of the Board upon Coccari's departure. A search for a permanent chairperson is underway.

“On behalf of the Board, I thank Gregg Coccari for his impact on Udemy at such a critical time for the company,” said Lieberman. “Gregg led Udemy through a period of significant transformation, strong revenue growth, international expansion and a successfully completed IPO. Udemy is a more durable company today thanks to Gregg’s leadership. We wish him the best in his well-deserved retirement.”

“We look forward to building upon Udemy’s momentum under the leadership of Greg Brown who has been instrumental to our success as President of Udemy Business,” continued Lieberman. “Greg’s executive experience has been a valuable asset to Udemy as he quickly scaled our SaaS-based professional learning platform, Udemy Business, and built a powerhouse go-to-market engine that has propelled our growth. He is a proven leader who is passionate about Udemy’s mission and leveraging technology to democratize education through the incredible combination of Udemy’s consumer marketplace and the Udemy Business platform.”

“I am honored to be appointed Udemy’s next CEO and to continue to deliver on our mission to improve lives through learning,” Brown said. “I am grateful to Gregg for his leadership and impact these past four years. His expertise and passion propelled Udemy forward during a period of historic societal challenges and workplace evolutions. I look forward to building upon his legacy and am grateful to our Board for entrusting me in this role.”

Prior to joining Udemy in 2020, Brown served as CEO at Reflektive, a performance, engagement and analytics solution platform. Prior to Reflektive, Brown was the Senior Vice President of International Business at Blackhawk Network and held the position of Chief Revenue Officer at Achievers Solutions, a developer of cloud-based employee engagement software. Brown’s previous experience also includes a Chief Revenue Officer role at Extole, a developer of an online advocate marketing platform.
“We are fortunate to have a strong leader in Stephanie to step up to lead Udemy Business as my successor,” said Brown. “Stephanie has proven to be an integral member of our leadership team. She is a hands-on leader who has established solid relationships with many of our largest customers, which ensures a seamless transition of the President role. I look forward to working closely with Stephanie as she takes Udemy Business to the next level.”
“It has been a privilege to serve as Udemy’s CEO for the past four years,” said Coccari. “We have accomplished so much during that time. I know I leave this business with a strong bench of talent who will thrive under Greg Brown’s dynamic and impactful leadership. Thank you to the Board, Udemy leadership and all of our global employees for making this such a wonderful experience. I look forward to watching Udemy’s continued success in its next chapter.”

Coccari retires from Udemy after four years of scaling the company, including significant international expansion, the appointment of a world-class management team, and completing an IPO in 2021. Under Coccari’s leadership, Udemy grew its learner community to more than 57 million learners on Udemy today; propelled Udemy Business to be one of the fastest growing SaaS companies in the world; and continued to attract and retain the best instructors in online learning by building the tools they need to deliver and iterate on the best content in the business.

Updated Fourth Quarter 2022 Outlook
Udemy expects fourth quarter 2022 revenue to be in the range of $164 to $167 million, consistent with the outlook provided on November 2, 2022. In addition, adjusted EBITDA margin is expected to exceed the previously issued guidance range of (17)% to (15)%, driven by the company's continued focus on efficient expense management. The foregoing estimates are preliminary and unaudited and based on management’s initial analysis of operations for the quarter. Consequently, these estimates are subject to inherent uncertainty. Our actual results may differ materially from these preliminary financial results, including as a result of change from Udemy’s completion of its end-of-period reporting process and related activities for the quarter ended December 31, 2022. Additional information and disclosures would be required for a more complete understanding of Udemy’s financial position and results of operations for the quarter ended December 31, 2022. Accordingly, do not place undue reliance on these preliminary estimates.

Needham’s Annual Growth Conference Webcast Information
Incoming CEO, Greg Brown, and Udemy’s Chief Financial Officer, Sarah Blanchard, will participate in a virtual fireside chat as part of Needham’s Annual Growth Conference on

Thursday, January 12 at 7:15 a.m. PT / 10:15 a.m. ET. A live and archived version of the webcast can be accessed on Udemy’s investor relations website at www.investor.udemy.com.

About Udemy
Udemy (Nasdaq: UDMY) improves lives through learning by providing flexible, effective skill development to empower organizations and individuals. The Udemy marketplace platform, with thousands of up-to-date courses in dozens of languages, offers the tools learners, instructors, and enterprises need to achieve their goals and reach their full potential. Millions of people learn on the Udemy platform from real-world experts in topics ranging from programming and data science to leadership and team building. Udemy Business enables employers to offer on-demand learning for all employees, immersive learning for tech teams, and cohort learning for leaders. Udemy Business customers include FenderⓇ, Glassdoor, On24, The World Bank, and Volkswagen. Udemy is headquartered in San Francisco with hubs in Istanbul and Ankara, Türkiye; Austin, Texas; Boston, Massachusetts; Mountain View, California; Denver, Colorado; Dublin, Ireland; Melbourne, Australia; New Delhi, India; and Sao Paulo, Brazil.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Udemy’s preliminary and unaudited estimate of revenue for the fourth quarter of 2022, Udemy’s expectations relating to future operating results and financial position, our business strategy and plans, market growth, profitability, our market position and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.
The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, adjustments to our preliminary unaudited estimate of fourth quarter 2022 revenue and adjusted EBITDA margin as a result of, among other things, the completion of our end-of-period reporting processes and those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 2, 2022. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.

Media Contact
Abby Welch
Senior Director, Corporate Communications
Udemy
press@udemy.com

Investor Contact
Dennis Walsh
Vice President, Investor Relations
Udemy
investors@udemy.com